UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 4, 2005
AVONDALE INCORPORATED
(Exact name of registrant as specified in its charter)

Georgia (State of incorporation)	33-68412 (Commission File Number)	58-0477150 (IRS Employer Identification No.)

506 South Broad Street Monroe, Georgia (Address of principal executive offices)	30655 (Zip code)
Registrant’s telephone number, including area code: (770) 267-2226
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Item 2.02 Results of Operation and Financial Condition
SIGNATURES

Item 8.01 Other Events.
January 6, 2005 Train Derailment
     As previously disclosed, on January 6, 2005, a Norfolk Southern freight train collided with a stationary Norfolk Southern train parked on a railroad spur near our manufacturing and administrative facilities in Graniteville, South Carolina. In the ensuing derailment, rail cars ended up on our property and a tanker car was breached, releasing toxic and corrosive chlorine gas. Nine individuals, six of whom were our associates, were killed by chlorine gas inhalation and many others were hospitalized as a result of their injuries. In addition, our facilities suffered substantial damage from the highly corrosive properties of the chlorine gas.
     Our initial efforts focused on restarting equipment and production of goods for our customers. These emergency, temporary measures did not address the remediation of chlorine related damage to our affected buildings and equipment. Early efforts to halt the corrosive effects of the chlorine exposure were not successful and equipment failures continue to be experienced nearly nine months after the train wreck. The significant disruption to our business caused by these failures and the ongoing recovery efforts have adversely impacted our operating results. Due to the adverse effects of the train wreck, we expect to report a net loss for fiscal 2005.
     Our current recovery efforts, using protocols developed during the past several months in concert with our insurance company, are focused first on the cleaning and restoration of affected buildings, and secondly on the cleaning and restoration of affected equipment within those buildings. To the extent that the protocols prove unable to adequately restore the equipment to pre-loss condition, the equipment will be replaced. These actions cannot be completed without the systematic, temporary shut down of the affected equipment. We intend to schedule the restoration and replacement process to minimize the amount of equipment offline at any given time; however, full remediation to pre-loss condition will result in continued, significant disruption of our business operations and in reduction of our productive capacities and efficiencies.
     We continue to assess the extent of losses due to the train wreck but at this time we are unable to estimate the full amount of loss. We expect that all losses incurred will be recovered through insurance and third party claims. However, any differences between amounts ultimately received from insurance and third parties and losses incurred by us may have a material adverse effect on our financial condition and future results of operations.
Norfolk Southern Lawsuit
     On Monday, September 26, 2005, Avondale filed suit in the Circuit Court of Aiken County, South Carolina against Norfolk Southern Corporation, Norfolk Southern Railway Company and certain individuals for damages sustained as a result of the defendants’ negligent and other tortious conduct in connection with the January 6, 2005 train wreck. The complaint alleges, among other things, negligence, gross negligence, strict liability, nuisance and trespass. In addition, the complaint alleges that the defendants’ conduct resulted in damages including, but not limited to, inspection and testing costs, property losses, clean up and remediation costs, business interruption losses, increased administrative costs and out-of-pocket expenses, and damage to the long-term value of our business. As a result, we are asking for actual and punitive damages of an unspecified amount. We are also seeking to recover our litigation costs, including attorneys’ fees, from the defendants.
Decrease in Productive Capacity
     As noted above, the train wreck has resulted in significant disruption of our business operations. We have attempted to maintain pre-loss production schedules and output, but the extent and consequences of the damage are too great to continue to do so. To allow full remediation to occur, management has determined that productive capacity must be reduced. Due to our product flow and the interdependence of our manufacturing facilities, the reduction will impact a number of our plants. In particular, finishing capacity of our Gregg Plant, located in Graniteville, will be reduced by approximately 50%. With that reduction in finishing capacity, greige fabric requirements must also be reduced, resulting in a decrease in weaving production. As a result, the weaving capacity of our Townsend Plant will be consolidated into our Swint Plant and Horse Creek Plant, all located in Graniteville. We expect these actions will result in a reduction of approximately 350 jobs.

     We continue to assess the impact of these reductions in productive capacity. At this time, we estimate that, due to the train wreck and resulting reductions in capacity, annual net sales will decline by approximately 15-20%. We expect to implement cost reduction programs that will significantly reduce the impact of the lost sales on net income (loss), EBITDA or Adjusted EBITDA. However, the final impact of these actions may differ from our current estimates and may have a material adverse effect on our financial condition and future results of operations.
Item 2.02 Results of Operation and Financial Condition
     In Item 8.01 of this Current Report on Form 8-K, we disclose information regarding our results of operations for the fiscal year ended August 26, 2005. In particular, we disclose that due to the adverse effects of the January 6, 2005 Norfolk Southern train wreck, we expect to report a net loss for the fiscal year ended August 26, 2005.
Forward Looking Statements
     This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include statements generally preceded by, followed by or that include the words “believe,” “expect,” “anticipate,” “plan,” “estimate” or similar expressions. These statements include, among others, statements regarding the damages our facilities may have sustained as a result of the chlorine gas release, how we plan to remediate such damages, how we intend to mitigate any losses caused by the chlorine, and the anticipated impact of the train wreck on our productive capacity and our financial condition and results of operations.
     Forward-looking statements reflect management’s current expectations and are not guarantees of performance or outcomes. These statements are based on management’s beliefs and assumptions, which in turn are based on currently available information. Forward-looking statements also involve risks and uncertainties, which could cause actual outcomes to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict.
     You should not place undue reliance on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2005	AVONDALE INCORPORATED
	By:	/s/ Jack R. Altherr, Jr.
Jack R. Altherr, Jr.
Vice Chairman and Chief Financial Officer